EXHIBIT 1
                            JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated as of December 12, 2005

TENOR OPPORTUNITY MASTER FUND, LTD.
By:  Tenor Opportunity Associates, LLC,
      its Investment Advisor



By:  /s/ Robin R. Shah
     ---------------------------
     Name: Robin R. Shah
     Title:   Member


TENOR CAPITAL MANAGEMENT CO., L.P.



By:  /s/ Robin R. Shah
     ---------------------------
     Name:  Robin R. Shah
     Title: Partner



By:  /s/ Robin R. Shah
     ---------------------------
Name:  Robin R. Shah

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